Exhibit 99.3

1

2

3

4

5

6

DISTRICT COURT FOR THE DISTRICT OF
THE VIRGIN ISLANDS
DIVISION OF ST. THOMAS AND ST. JOHN

DISCOVER GROWTH FUND, LLC and JOHN KIRKLAND,	)	
Plaintiffs,	)	
v.	)	Civil Action No. _______________
GBT TECHNOLOGIES, INC.,	)	
Defendant.	)	

APPLICATION TO CONFIRM ARBITRATION AWARD

Plaintiffs DISCOVER GROWTH FUND, LLC ("DISCOVER") and JOHN KIRKLAND ("KIRKLAND", and collectively with DISCOVER, "PLAINTIFFS") apply for an order confirming the arbitration award entered in their favor and against Defendant GBT TECHNOLOGIES, INC., formerly known as GOPHER PROTOCOL, INC. ("DEFENDANT" or "GOPHER"). In support of this application, PLAINTIFFS aver,

Nature of Action

1. This is an Application to Confirm Arbitration Award brought pursuant to the Federal Arbitration Act ("FAA"), 9 U.S.C. § 1, et seq. A Final Award was made on January 31, 2020, a copy of which is attached as Exhibit 1

("AWARD"). Pursuant to 9 U.S.C. § 9, PLAINTIFFS hereby apply for an order confirming the AWARD.

2. The AWARD was made pursuant to Section VI.H of a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 2 ("AGREEMENT"), which is a written provision to settle by arbitration any controversy thereafter arising out of such contract.

Jurisdiction and Venue

3. This Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1332(a) because this is an action between citizens of different states, and the amount in controversy exceeds $75,000.00. In addition, this Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1331 and original jurisdiction pursuant to 15 U.S.C. § 78aa, because in the underlying arbitration GOPHER alleged violations of federal law, specifically 15 U.S.C. § 78a et seq.

4. Venue properly lies in the District of the Virgin Islands pursuant to 28 U.S.C. § 1391(b)(2) and (3), and 9 U.S.C. § 9, because this is the district specified in the agreement of the parties and within which such award was made.

The Parties

5. DISCOVER is a Limited Liability Company organized under the laws of the United States Virgin Islands with its principal place of business in the U.S. Virgin Islands, and at all times pertinent to this matter had a St. Thomas physical and postal address of 5330 Yacht Haven Grande, Ste 206, St. Thomas, VI 00802. DISCOVER is a citizen of the U.S. Virgin Islands. The

sole member of DISCOVER is Discover Fund Management, LLLP, a U.S. Virgin Islands limited liability limited partnership, whose general partner is Discover Fund Management, Inc., a U.S. Virgin Islands corporation with its principal place of business in the U.S. Virgin Islands, and whose limited partners are natural persons who permanently reside in the U.S. Virgin Islands.

6. KIRKLAND is an individual who permanently resides in St. Thomas, U.S. Virgin Islands. KIRKLAND is a citizen of the U.S. Virgin Islands.

7. DEFENDANT is a Corporation organized under the laws of Nevada with its principal place of business in California, and at all times pertinent to this matter had a Santa Monica physical and postal address of 2500 Broadway, Suite F-125, Santa Monica, CA 90404. DEFENDANT is a citizen of Nevada and California.

8. DEFENDANT's name was previously Gopher Protocol, Inc. Effective July 11, 2019, DEFENDANT changed its name to GBT Technologies, Inc., as shown in the Name History for the Corporation with the Nevada Secretary of State and Form 8-K filed with the United States Securities and Exchange Commission, both of which are attached hereto as Composite Exhibit 3.

Arbitration Agreement

9. On December 3, 2018, DISCOVER and GOPHER entered into the AGREEMENT attached hereto as Exhibit 2, which provided for the purchase of a Debenture and Warrant for a purchase price of $7,500,000.00. Section

VI.H on page 22 of the AGREEMENT is a written provision to settle by arbitration any controversy thereafter arising out of such contract.

Arbitration Proceeding

10. On June 7, 2019, GOPHER submitted a Demand for Arbitration Form to JAMS, initiating an arbitration proceeding against PLAINTIFFS, a copy of which is attached as Exhibit 4. GOPHER requested that an arbitration hearing be held in St. Thomas, U.S. Virgin Islands. The arbitration was assigned JAMS Reference No. 1260005395.

11. On July 26, 2019, PLAINTIFFS submitted their Response, Affirmative Defenses, and Counterclaims, a copy of which is attached as Exhibit 5.

12. Hon. Philip M. Pro (Ret.), a former United States District Judge, was appointed by JAMS as the Arbitrator. Judge Pro was GOPHER's first choice for Arbitrator in the proceeding.

13. On November 5 and 6, 2019, an arbitration hearing was held in St. Thomas, U.S. Virgin Islands.

The Award

14. On December 23, 2019, the Arbitrator made an Interim Award, a copy of which is attached as Exhibit 6.

15. On January 27, 2020, the Arbitrator made the AWARD, a copy of which is attached as Exhibit 1.

Confirmation of the Award

16. The AWARD should now be confirmed pursuant to Section 9 of the Federal Arbitration Act ("FAA"), 9 U.S.C. § 9.

17. "A district court's review of the underlying arbitration award is extremely deferential. The FAA provides narrow and exclusive bases for vacating an award. A court must confirm an arbitration award unless: (1) it was procured by corruption, fraud, or undue means; (2) the arbitrators demonstrated partiality or corruption; (3) they were guilty of misconduct; or (4) they exceeded their powers. As such, confirmation of an arbitration award ordinarily is a summary proceeding that merely makes what is already a final arbitration award a judgment of the court." *ACE Insurance Company of Puerto Rico v. Nolasco Communications, Inc.*, 2018 WL 1020117 (D.V.I. 2018) (citations omitted).

18. No grounds exist for vacating the AWARD, because (1) the AWARD was not procured by corruption, fraud, or undue means; (2) the Arbitrator did not demonstrate partiality or corruption; (3) the Arbitrator was not guilty of misconduct; and (4) the Arbitrator did not exceed his powers. Accordingly, the Court must confirm the AWARD.

WHEREFORE, Plaintiffs DISCOVER GROWTH FUND, LLC and JOHN KIRKLAND respectfully request that the AWARD attached hereto as Exhibit 1 be confirmed and that judgment be entered pursuant thereto, in favor of DISCOVER GROWTH FUND, LLC and JOHN KIRKLAND, and against Defendant GBT

TECHNOLOGIES, INC., formerly known as GOPHER PROTOCOL, INC, as set forth in the AWARD, plus post-judgment interest at the rate set in accordance with 28 U.S.C. § 1961.

Respectfully submitted,

/s/ Robert Goldsmith
Robert V. Goldsmith III
Attorney for Plaintiffs
Law Office of Marjorie Rawls Roberts, P.C.
P.O. Box 6347
St. Thomas, U.S.V.I. 00804
(340) 776-7235
trey@marjorierobertspc.com

VERIFICATION

Pursuant to 28 U.S.C. § 1746, I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

/s/ John Kirkland
John Kirkland
President of General Partner of Sole Member
Discover Growth Fund, LLC